UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 25, 2003

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 BERING DRIVE SAN JOSE, CALIFORNIA		95131

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (408) 434-0110

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	On March 25, 2003, Synaptics Incorporated (the “Company”) engaged the accounting firm of KPMG LLP as its new independent public accountants. On March 25, 2003, the Company dismissed Ernst & Young LLP. The decision to change the Company’s accounting firm was made by the Audit Committee of the Company’s Board of Directors.

(b)	In connection with the audits of the Company’s financial statements for each of the two fiscal years ended June 30, 2002 and 2001 and in the subsequent interim period from June 30, 2002, through and including March 25, 2003, there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

(c)	The reports of Ernst & Young LLP on the financial statements of the Company for the past two fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d)	There were no “reportable events” as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

(e)	The Company has not consulted with KPMG LLP during the last two fiscal years ended June 30, 2002 and 2001 or during the subsequent interim period from June 30, 2002, through and including March 25, 2003, on either the application of accounting principles or type of opinion KPMG LLP might issue on the Company’s financial statements.

(f)	The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether Ernst & Young LLP agrees with the above statements made by the Company. A copy of that letter, dated March 27, 2003, is filed as Exhibit 16 to this Form 8-K.

Item 7. Exhibits

Exhibit 16    Letter re: change in certifying accountant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED (Registrant)

Date: March 31, 2003	By:	/s/ Russ J. Knittel

	Name: Title:	Russ J. Knittel Senior Vice President, Chief Financial Officer, Chief Administrative Officer, Secretary, and Treasurer

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EXHIBIT INDEX

     Exhibit 16    Letter re: change in certifying accountant.